Exhibit 10.9

REDACTED VERSION

EXHIBIT 10.9

to

Poniard Pharmaceuticals, Inc.’s

Quarterly Report on Form 10-Q

Filed

November 14, 2006

File No. 0-16614

“[  *  ]” = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

dated as of September 18, 2006

between

PONIARD PHARMACEUTICALS, INC.

and

ANORMED INC.

AMENDMENT NO. 1 TO
LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (this “Amendment”), effective as of September 18, 2006 (the “Amendment Date”), is entered into between ANORMED INC. (“AnorMED”), a corporation organized and existing under the laws of Canada and having an office at #200 – 20353 64th Ave, Langley, BC Canada V2Y 1N5, and PONIARD PHARMACEUTICALS, INC. (“Poniard”), a corporation organized and existing under the laws of the State of Washington and having an office at 300 Elliott Avenue West, Suite 500, Seattle, WA 98119, with respect to the following facts:

WHEREAS, AnorMED and Poniard (previously NeoRx Corporation) entered into that License Agreement dated as of April 2, 2004 (the “License Agreement”).

WHEREAS, AnorMED and Poniard desire to amend the License Agreement in certain respects, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the License Agreement and otherwise agree as follows:

1.            Payments.  In consideration of the rights granted hereunder, Poniard shall pay to AnorMED the following amounts at the times specified:

1.1   On or before October 16, 2006, Poniard shall pay to AnorMED the sum of five million U.S. dollars (US$5,000,000).

1.2   On or before March 31, 2007, Poniard shall pay to AnorMED an additional sum of five million U.S. dollars (US$5,000,000).

2.            Territory.  In connection with the expansion of the Territory pursuant to Section 3.5 of this Amendment, the parties acknowledge and agree that the provisions in the License Agreement regarding providing information or rights to AnorMED’s licensees outside of the Territory, shall only apply with respect to any countries if and when excluded from the Territory in accordance with Section 4.2 (Decision Not to Commercialize) of the License Agreement.

3.            Amendments.

3.1   The License Agreement is hereby amended by replacing all uses of “NeoRx Corporation” with “Poniard Pharmaceuticals, Inc.”, and replacing all uses of the defined term “NeoRx” with “Poniard.”

3.2   Section 1.1(v) of the License Agreement is hereby amended by adding the following new sentence immediately following the end of Section 1.1(v):

As used in this Agreement, “end user” shall mean, with respect to a Licensed Product,  the first Person, that has not obtained from Poniard any license rights under Section 3.1 other than the right to use, to which such Licensed Product is sold or otherwise transferred in an arm’s-length, good faith transaction.

3.3   Section 1.1(dd) of the License Agreement is hereby amended and replaced in its entirety with the following:

(dd)                          “Sublicensee” shall mean any Person who has obtained license rights from Poniard under the license granted to Poniard under Section 3.1, including, without limitation, sublicensees of Poniard and its Affiliates, sublicensees of such sublicensees (i.e. subsublicensees), distributors and any other Person who may sell or otherwise transfer Licensed Product to end users (as defined in Section 1.1(v)) of the Licensed Product, in each case under such license rights;

and each occurrence of the term “sublicensee” and “sublicensees” set out in the License Agreement is hereby replaced with the defined terms “Sublicensee” and “Sublicensees”, respectively.

3.4   Section 1.1(ee) of the License Agreement is hereby amended and replaced in its entirety with the following:

(ee)                            [intentionally omitted];

3.5   Section 1.1(gg) of the License Agreement is hereby amended and restated in its entirety as follows:

(gg)         “Territory” shall mean world-wide;

3.6   Section 6.3 of the License Agreement is hereby amended and restated in its entirety as follows:

6.3          Milestone Payments

In consideration of the license granted under Article 3, Poniard shall pay to AnorMED the following milestone payments upon the first occurrence of each of the commercialization milestones set forth below:

(a)           [intentionally omitted];

(b)           [intentionally omitted];

(c)           [intentionally omitted];

(d)                                 [  *  ] upon [  *  ]; and

[  *  ] Confidential Treatment Requested

(e)                                  [  *  ] upon [  *  ].

For purposes of this Section 6.3, “control” in the definition of Affiliate shall mean direct or indirect beneficial ownership of [  *  ] or greater interest in the income of a Person or such other relationship as, in fact, constitutes actual control.

3.7   Section 6.4, subsection (a) of the License Agreement is hereby amended and restated in its entirety as follows:

(a)           [intentionally omitted];

3.8   Section 6.4, subsection (b) of the License Agreement is hereby amended and restated in its entirety as follows:

(b)                                 Each milestone payment to be made by Poniard under Subsections 6.3(d) and 6.3(e) shall be made in cash, by certified cheque payable to the order of AnorMED or by bank transfer to the co-ordinates given by AnorMED to Poniard.

3.9   Section 7.2 of the License Agreement is hereby amended and restated in its entirety as follows:

7.2          Basic Royalty.

In consideration of the license granted under Article 3, Poniard shall pay to AnorMED, without duplication, in respect of each Licensed Product:

(a)                                  for all Patent Pending Countries where no Competition exists and all Issued Patent Countries, a royalty on Net Sales of such Licensed Product by Poniard and its Affiliates and any Sublicensees in each calendar year as follows:

(i)                                     [  *  ] of the first [  *  ] of such Net Sales in the calendar year, calculated cumulatively among all Patent Pending Countries where no Competition exists and all Issued Patent Countries, world-wide;

(ii)                                  [  *  ] of such Net Sales in excess of the first [  *  ] but less than   [  *  ] in the calendar year, where such amounts are calculated cumulatively among all Patent Pending Countries where no Competition exists and all Issued Patent Countries, world-wide;

(iii)                               [  *  ] of such Net Sales in excess of the first [  *  ] but less than   [  *  ] in the calendar year, where such amounts are calculated cumulatively among all Patent Pending Countries where no

[  *  ] Confidential Treatment Requested

Competition exists and all Issued Patent Countries, world-wide; and

(iv)                              [  *  ] of such Net Sales in excess of [  *  ] in the calendar year, calculated cumulatively among all Patent Pending Countries where no Competition exists and all Issued Patent Countries, world-wide; and

(b)                                 for all Patent Pending Countries where Competition exists and all Know-How Countries, a royalty on Net Sales of such Licensed Product by Poniard and its Affiliates and any Sublicensees in each calendar year as follows:

(i)                                     [  *  ] of the first [  *  ] of such Net Sales in the calendar year, calculated cumulatively among all Patent Pending Countries where Competition exists and all Know-How Countries, world-wide;

(ii)                                  [  *  ] of such Net Sales in excess of the first [  *  ] but less than   [  *  ] in the calendar year, where such amounts are calculated cumulatively among all Patent Pending Countries where Competition exists and all Know-How Countries, world-wide;

(iii)                               [  *  ] of such Net Sales in excess of the first [  *  ] but less than   [  *  ] in the calendar year, where such amounts are calculated cumulatively among all Patent Pending Countries where Competition exists and all Know-How Countries, world-wide; and

(iv)                              [  *  ] of such Net Sales in excess of [  *  ] in the calendar year, calculated cumulatively among all Patent Pending Countries where Competition exists and all Know-How Countries, world-wide;

in each of Subsections 7.2(a) and 7.2(b), until the later of either:

(c)                                  the date of expiration of the last Valid Claim within the AnorMED Patents covering the Licensed Product in the country of manufacture or sale, as applicable; or

(d)                                 the expiration of [  *  ] years after First Commercial Sale of such Licensed Product in the country of sale.

For the purposes of this Section 7.2:

(e)                                  “Issued Patent Countries” shall mean any or all countries in

[  *  ] Confidential Treatment Requested

the Territory where the Licensed Product sold is covered by one or more Valid Claims within the AnorMED Patents described in Paragraph 1.1(ii)(ii) of the definition of Valid Claim, either in the country of manufacture or in the country of sale;

(f)                                    “Patent Pending Countries” shall mean any or all countries in the Territory where the Licensed Product sold is covered by one or more Valid Claims within the AnorMED Patents described in Paragraph 1.1(ii)(i) of the definition of Valid Claim, but not a Valid Claim within the AnorMED Patents described in Paragraph 1.1(ii)(ii) of the definition of Valid Claim, either in the country of manufacture or in the country of sale; and

(g)                                 “Know-How Countries” shall mean any or all countries in the Territory where there is no Valid Claim either in the country of manufacture or in the country of sale, but AnorMED Know-How is necessary to make, have made, use, sell, offer for sale or import the Licensed Product, either in the country of manufacture or in the country of sale; and

(h)                                 “control” in the definition of Affiliate shall mean direct and indirect beneficial ownership of [  *  ] or greater interest in the income of a Person or such other relationship as, in fact, constitutes actual control.

For purposes of clarification, no multiple royalties shall be due or payable under this Section 7.2 because the sale or manufacture of any Licensed Product is or shall be covered by more than one Valid Claim within the AnorMED Patents in the country of manufacture and/or the country of sale.

3.10                 Section 7.3 of the License Agreement is hereby amended and restated in its entirety as follows:

7.3          Sublicensing Royalty

(a)           In this Section 7.3:

(i)                                     “Development Milestone Payments” shall mean all revenues, receipts, monies, milestone payments and research and development fees (in respect of research and development fees, only to the extent that same are in excess of reimbursement for the direct costs and Indirect Costs of research and development or pursuit of Regulatory Approval undertaken by Poniard or its Affiliates pursuant to a written research or development plan),

[  *  ] Confidential Treatment Requested

payments (including amounts received from the sale of shares in the capital stock of Poniard in excess of the Current Market Price for such shares), license fees and the fair market value of all other consideration, collected or received by Poniard or its Affiliates whether by way of cash, equity, credit or any barter, benefit, advantage, or concession, that are contingent upon the achievement of an event or objective pursuant to a written research or development plan, and not merely the passage of time, and shall exclude amounts collected or received by Poniard or its Affiliates on account of Net Sales of Licensed Products;

(ii)                                  “Indirect Costs” shall mean costs incurred for the benefit of the Development Program or the commercialization of a Licensed Product, excluding directly identified costs (direct costs), and including facility rental costs; utilities costs; laboratory and manufacturing equipment depreciation; and salaries, vacation pay, sick leave pay, health insurance premiums, FICA taxes (or their equivalent) and pension costs for employees, but only to the extent that such employees’ work benefits the Development Program or the commercialization of a Licensed Product; and

(iii)                               “Upfront Cash Payments” shall mean all revenues, receipts, monies and research and development fees (in respect of research and development fees, only to the extent that same are in excess of reimbursement for the direct costs and Indirect Costs of research and development or pursuit of Regulatory Approval undertaken by Poniard or its Affiliates pursuant to a written research or development plan), payments (including amounts received from the sale of shares in the capital stock of Poniard in excess of the Current Market Price for such shares), license fees and the fair market value of all other consideration, collected or received by Poniard or its Affiliates whether by way of cash, equity, credit or any barter, benefit, advantage, or concession, and shall exclude Development Milestone Payments and amounts collected or received by Poniard or its Affiliates on account of Net Sales of Licensed Products.

(b)                                 In consideration of the license granted under Article 3, Poniard shall pay to AnorMED:

(i)                                     in respect of any agreement entered into by Poniard or its Affiliates prior to March 18, 2007 for the sublicensing to a Third Party of any of its rights granted under Section 3.1, a royalty of [  *  ] of all Upfront Cash Payments and Development Milestone Payments received by Poniard under such agreement; and

(ii)                                  in respect of any agreement entered into by Poniard or its Affiliates during the period following March 18, 2007 but prior to September 18, 2007 for the sublicensing to a Third Party of any of its rights granted under Section 3.1, a royalty of [  *  ] of all Upfront Cash Payments received by Poniard under such agreement.

3.11                 Section 8.7(a)(i) of the License Agreement is hereby amended and restated in its entirety as follows:

(i)                                     in the case of Poniard, records of all sales of Licensed Products in the Territory, which shall show the manufacturing, sales, use and other disposition of Licensed Products in sufficient detail to determine the royalties payable to AnorMED pursuant to Section 7.2 and 7.3, if any; and

3.12                 Section 10.1(b) of the License Agreement is hereby amended by replacing the words “Subsections 7.2(a), 7.2(b) and 7.2(c)” on the sixth line thereof with the words “Subsections 7.2(a) and 7.2(b)”, and replacing the words “Subsection 7.2(d)” on the tenth line thereof with the words “Subsection 7.2(b)”, so as to read:

(b)                                 At any time during the Term, Poniard, in Poniard’s sole discretion, may determine that any particular Patent within the AnorMED Patents in any particular country in the Territory should not be prosecuted or maintained for legal or commercial reasons and, in such event, shall so notify AnorMED.  Upon receipt of such notice, any Patents identified in such notice shall remain or be deemed to remain within the AnorMED Patents for the purposes of the grant of rights by AnorMED to Poniard pursuant to Article 3 of this Agreement and Poniard’s obligations pursuant to Subsections 7.2(a) and 7.2(b) for the payment of royalties for any such Patents shall remain unchanged and continue at the royalty rate for such Patent as of the date of Poniard’s notice to AnorMED, provided that where the discontinuance of the prosecution or maintenance of the Patent is due to reasons of lack of patentability, invalidity or unenforceability of the Patent, Poniard’s obligations pursuant to Subsection 7.2(b) for the payment of royalties for AnorMED Know-How shall apply.  AnorMED, at AnorMED’s cost and expense and in AnorMED’s sole discretion, may continue prosecution and/or maintenance of any particular Patent identified in such notice.

[  *  ] Confidential Treatment Requested

4.           Miscellaneous.  All terms used, but not defined, herein shall have the respective meanings set forth in the License Agreement.  Except as otherwise expressly modified by this Amendment, the License Agreement shall remain in full force and effect in accordance with its terms.  This Amendment shall be governed by the laws of the State of Washington and the United States of America applicable without regard to conflict of law provisions contained therein.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Date.

ANORMED INC.		PONIARD PHARMACEUTICALS, INC.

By:	/s/ Paul Brennan	By:	/s/ Gerald McMahon

Name:	Paul Brennan	Name:	Gerald McMahon

Title:	VP, Business Development	Title:	CEO & Chairman